UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                October 25, 2000
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                 Date of report (Date of earliest event reported)

                                  REALCO, INC.
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            (Exact name of registrant as specified in its charter)


           New Mexico                   0-27552             85-0316176
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(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


    1650 University Blvd., N.E., Suite 5-100,
           Albuquerque, New Mexico                                87102
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     (Address of principal executive offices)                   (Zip code)


                                  (505) 242-4561
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                (Registrant's telephone number, including area code)


                                 Not applicable
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                 (Former name, former address and former fiscal year,
                             if changed since last report)





ITEM 5.  Other Events

On October 9, 2000, the Company executed a Letter of Agreement with Equity Securities Investments, Inc. ("Equity"), a Minneapolis based broker and dealer in securities, whereby Realco will acquire 100% of the outstanding stock of Equity in a tax-free, stock-for-stock transaction. The agreement provides for the shareholders of Equity to receive approximately 1,500,000 common shares of Realco, such amount representing approximately 30% of the then fully diluted outstanding common shares of the combined companies.

As part of the transaction, Laurence S. Zipkin, Chairman of the Board of Equity and Edward S. Adams, President and CEO of Equity will be appointed Chairman of the Board and Executive Vice President, respectively, of the combined company.

The proposed transaction will broaden the Company's focus on financial services, as compared to its current focus on real estate brokerage and construction. Such transaction is expected to close in late November or December 2000 upon ratification by the Company's shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REALCO, INC.

Date: October 25, 2000

               /s/ CHRIS A. BRUEHL
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               Chris A. Bruehl, Senior Vice-President
                and Chief Financial Officer